 Exhibit 10.3

ADVISORY AGREEMENT

This Advisory Agreement (this “Agreement”) is dated as of January

11 2018, by

and among Kinerja Pay Corp., a Delaware Corporation (“KPAY” or the “Company”), Blockchain Industries, Inc., a Nevada Corporation (“BII”) and Fintech Financial Consultants, Inc, a Nevada corporation (“FFCI”). KPAY, BII and FFCI are referred to collectively as the “Parties.” BII and FFCI are referred to collectively as the “Advisors.”

WHEREAS, KPAY is planning to offer up to Six Million U.S. Dollars ($6,000,000) of new digital tokens created, allotted and issued pursuant to a future initial coin offering (“ICO”).

WHEREAS, the Parties anticipate that the ICO will be conducted on a cryptocurrency exchange (“Exchange”) to be established in Southeast Asia and owned by the parties through a newly-formed entity (the “Exchange Entity”).

WHEREAS, in compliance with U.S. securities laws, no citizen, resident or domiciliary of the U.S., Puerto Rico, the U.S. Virgin Islands or any other possessions of the U.S. shall be allowed to purchase any tokens pursuant to the ICO on the Exchange.

WHEREAS, in addition to the ICO, the Parties intend to develop the Exchange capability so as to facilitate a variety of trading platforms for the execution of transactions on a distributed ledger (the “Cryptotrading Platform”).

WHEREAS, BII and FFCI each possess expertise, experience and knowledge regarding complex financial and technical infrastructures, digital currency platforms and networks and blockchain technology to advise and consult with KPAY regarding the ICO, the Exchange and the Cryptotrading Platform.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Parties hereby agree as follows.

1.
Services

BII and FFCI shall provide to the Company the following Advisory Services (“Services”):

●
Consulting related to the launch of the ICO and the establishment of a market on the Exchange for which to trade and transfer digital tokens;

●
Introductions to third parties with marketing and advisory experience potentially relevant to the ICO; and

●
Creation of the Exchange and a full compliment of related pre-sale support, functionality and acquisitions concerning digital tokens.

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2.
Consideration

Within ten (10) business days of the execution of this Agreement, KPAY shall (i) issue to BII One Million (1,000,000) shares of the common stock of KPAY and

(ii) KPAY shall pay to BII Two Hundred Fifty Thousand U.S. Dollars ($250,000.00 USD) via wire transfer. BII and FFCI having made other arrangements between themselves, and FFCI acknowledges and agrees that it shall not receive any payment of cash or stock under this Agreement.

3.
Cyrpto Exchange

As part of the Services, BII and FFCI will formulate, develop, structure, establish, administer and operate the Exchange. Such Services may include, but shall not be limited to consulting and advisory services regarding trading, price discovery and settlement/clearing, as well as, due diligence, escrow, underwriting and providing communication platforms to enable the adoption of new products and technologies and to attract investors.

The equity interests of the Exchange Entity shall be beneficially owned one-half (50%) by KPAY and one-half (50%) by BII. BII and FFCI having made other arrangements between themselves, and FFCI acknowledges and agrees that FFCI shall have no equity interest in the Exchange Entity.

The Exchange Entity shall initially be funded pursuant to a contribution by KPAY of Two Hundred Fifty Thousand U.S. Dollars ($250,000 USD) from the proceeds generated by the ICO (the “Startup Contribution”). KPAY and BII shall contribute such additional capital to the Exchange Entity as mutually agreed upon to be necessary and appropriate for the operation of the Exchange and in proportion to their respective ownership interests in the Exchange Entity. If BII and/or FFCI advance funds to the Exchange Entity prior to KPAY’s funding of the Startup Contribution, BII and/or FFCI, as the case may be, shall be entitled to prompt reimbursement for the entire amount of such funds so advanced.

4.
Term of Service

The term of this Agreement is one year. Notwithstanding anything herein to the contrary, either party may terminate this Agreement at any time for any reason by providing the other party with fifteen (15) days prior written notice. KPAY acknowledges and agrees that the Consideration provided to BII in Section 2 of this Agreement shall be non-refundable and shall not be repaid to KPAY upon a Termination of this Agreement regardless of reason.

5.
Representations and Warranties of the Company

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

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(b) The execution, delivery and performance by the Company of this Agreement is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) The performance and consummation of the transactions contemplated by this Instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this Agreement, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of shares of common stock issuable pursuant to Section 2 of this Agreement.

6.
Indemnification

The Company shall be solely responsible for its products, the content of its website, its IR/PR communications, and its advertising materials, and any claims it makes about its products or its business, and any losses related to the aforementioned, and shall, at its sole cost and expense, defend and indemnify the Advisors and hold the Advisors harmless from and against any claims, loss, suit, liability or judgment, including reasonable attorney’s fees and costs, arising out of, or in connection with Company’s products, website, IR/PR communications or advertising published/aired hereunder, including, without limitation, for any violations of securities laws or regulations, misrepresentations, false advertising, libel, slander, violation of right of privacy, plagiarism, infringement of copyright or other intellectual property interest, except in the case of the Advisors’ unauthorized or negligent use of any information prepared by Company.

If the Advisors, or their affiliates, or any person or entity controlled by the Advisors or any of their affiliates, their respective current and former officers, directors, partners, attorneys, owners, employees and agents, and the heirs,

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successors and assigns of all of the foregoing persons or entities (collectively, the “Advisor Indemnitees”) become involved in any capacity in any pending or threatened claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) (i) in connection with or arising out of any untrue statements or alleged untrue statements of a material fact contained in any information supplied or provided by the Company; (ii) in connection with or arising out of any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading contained in any information supplied or provided by the Company; or (iii) otherwise in connection with any matter in any way relating to or referring to this Agreement or arising out of the matters contemplated by this Agreement, including, without limitation, related services and activities prior to the date of this Agreement, the Company agrees to indemnify, defend and hold the Advisor Indemnitees harmless to the fullest extent permitted by law from and against any losses, claims, damages, liabilities and expenses in connection with any Proceeding, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted solely from the willful misconduct of the Advisors. In addition, if any of the Advisor Indemnitees becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in this Agreement or arising out of the matters contemplated by this Agreement, the Company will reimburse the Advisors Indemnitees for their reasonable legal and other expenses (including the cost of any investigation or preparation in connection with any Proceeding) as such expenses are incurred by the Advisors Indemnitees in connection therewith. If such indemnification is not available or is insufficient to hold the Advisors Indemnitees harmless for any reason, the Company agrees that in no event will it contribute less than the amount necessary to assured that the Advisors Indemnitees are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Advisors pursuant to this Agreement.

The Company further agrees that the Advisors, its affiliates, any person or entity controlled by the Advisors or any of its affiliates, their respective current and former officers, directors, partners, attorneys, owners, employees and agents, and the heirs, successors and assigns of all of the foregoing persons or entities shall not have any liability to the Company, any person asserting claims on behalf of or in the right of the Company, or any of the Company’s directors, employees, owners, parents, affiliates, security holders or creditors for, any losses, claims, damages, liabilities and expenses in connection with any matter in any way related to or referred to in this Agreement or arising out of the matters contemplated by this Agreement, including without limitation, related services and activities prior to the date of this Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses,

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claims, damages, liabilities and expenses resulted solely from the willful misconduct of the Advisors.

The Company will not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnity may be sought hereunder, whether or not any of the Advisor Indemnitees is an actual or potential party to such Proceeding without the Advisors prior written consent, unless the Company has given the Advisors reasonable prior written notice thereof and such settlement, compromise, consent or termination (i) includes an unconditional release, in form and substance satisfactory to the Advisors, of the Advisor Indemnitees from all liability in any way related to or arising out of such Proceeding and (ii) does not impose any actual or potential liability upon the Advisor Indemnitees and does not contain any factual or legal admission by or with respect to the Advisors Indemnitee or any adverse statement with respect to the character, professionalism, due care, loyalty, expertise or reputation of the Advisors Indemnitee or any action or inaction by the Advisor Indemnitees. The foregoing indemnity agreement shall be in addition to any rights that any indemnified person may have at common law or otherwise.

If the Advisor Indemnitees are requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any affiliate of the Company in which the Advisor is not named as a defendant, the Company agrees to reimburse the Advisor for all expenses incurred by such person in connection with such person appearing and preparing to appear as a witness, including, without limitation, the fees and disbursements of the Advisor’s legal counsel.

7.
Confidential Information

All information supplied by one party to another party in connection with this Agreement shall be given in confidence. Neither of the parties shall disclose any such information to any third party without prior written consent of the other party. Each party shall take such precautions, contractual or otherwise, as shall be reasonably necessary to prevent unauthorized disclosure of such information by their employees during the term of this Agreement and for a period of two (2) years thereafter.

8.
Entire Agreement

This Agreement contains the entire agreement among the parties relating to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, between the parties related to the subject matter hereof. No modification of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

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9.
Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico without reference to conflict of laws principles.

10.
Waiver

The waiver by either party of any breach or failure to enforce any of the terms and conditions of this Agreement at any time shall not in any way affect, limit, or waive such party’s right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

11.
No Guarantee of Performance

The parties hereto acknowledge and agree that the Advisors cannot guarantee the results or effectiveness of any of the Services to be performed by Advisors.
Rather, the Advisors shall conduct their operations and provide their services in a professional manner and in accordance with good industry practice and all federal, state and local laws. Consultant will use its best efforts and does not promise or guarantee results.

12.
Further Assurances

At any time or from time to time after any issuance of securities, the parties agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of such issuance.

13.
Severability

The parties agree to replace any such invalid or unenforceable provision with a new provision that has the most nearly similar permissible economic and legal effect.

14.
Arbitration

Any controversy or claim arising out of or relating to this Agreement that cannot be resolved by the Parties shall be settled by binding arbitration. There shall be a single arbitrator selected to resolve any such controversy. The arbitrator shall apply the substantive law of the State of California, or federal law, if California law is preempted. The arbitration shall be conducted in Santa Monica, California, unless otherwise mutually agreed. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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15.
Attorney’s Fees

In the event any party to this Agreement employs an attorney to enforce any of the terms of the Agreement, the prevailing party shall be entitled to recover its actual attorney’s fees and costs, including expert witness fees.

The parties represent and warrant that, on the date first written above, they are authorized to enter into this Agreement in its entirety and duly bind their respective principals by their signatures below.

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This Agreement shall be effective as of the date first written above.

Blockchain Industries, Inc. (“BII”)	Kinerja Pay Corp (“KPAY”)
By: /s/Patrick Moynihan Title: Chief Executive Officer Date signed: 1/11/2018	By: /s/ Edwin Ng Edwin W. Ng Title: Chairman & Chief Executive Officer Date signed: 01/11/18

Fintech Financial Consultants, Inc. (“FFCI”)
By: /s/Anthony Evans Title: Chief Executive Officer Date signed: 1/11/2018

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Appendix A
9
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